Exhibit 10.2

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of October 20, 2021, by and among (i) WeWork Inc., a Delaware corporation (formerly known as BowX Acquisition Corp) (the “Company”), (ii) BowX Sponsor, LLC, a Delaware limited liability company (“BowX Investor”), (iii) SB WW Holdings (Cayman) Limited (“SB Investor”), (iv) SVF Endurance (Cayman) Limited (“VF Investor”), (v) Benchmark Capital Partners VII (AIV), L.P. (“Benchmark Investor” and, together with BowX Investor, SB Investor and VF Investor, each a “Stockholder” and collectively, the “Stockholders”). Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Merger Agreement (as defined below).

WHEREAS, BowX Investor is the holder of certain shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock” or the “Common Stock”), and certain warrants to acquire shares of Class A Common Stock;

WHEREAS, as a result of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 25, 2021, by and among the Company and certain other persons named therein and party thereto (as it may be amended in accordance with its terms, the “Merger Agreement”), each of the Stockholders other than BowX Investor are receiving shares of Class A Common Stock; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and the Stockholders desire to set forth certain understandings among them, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each party hereby represents and warrants to the other parties and acknowledges that: (a) the execution, delivery and performance of this Agreement have been duly authorized by such party and do not require such party to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such party or other Governing Documents or any agreement or instrument to which such party is a party or by which such party is bound; (b) such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder; and (c) this Agreement is valid, binding and enforceable against such party in accordance with its terms.

ARTICLE II

BOARD OF DIRECTORS; OBSERVERS; VOTING AGREEMENT

Section 2.1 Initial Board Composition. As of the date of this Agreement, the authorized number of directors on the board of directors of the Company (the “Board”) is nine (9). The initial composition of the Board shall be as follows:

(a) three directors designated by the SB Investor, who initially shall be: Véronique Laury, Michel Combes, and Marcelo Claure, who shall initially serve as Executive Chairman;

(b) one director designated by the VF Investor, who initially shall be Kirthiga Reddy;

(c) one director designated by the Benchmark Investor, who initially shall be Bruce Dunlevie;

(d) one director designated by Insight Partners (the “Insight Investor”), who initially shall be Deven Parekh;

(e) one director designated by the BowX Investor, who initially shall be Vivek Ranadivé;

(f) the Chief Executive Officer of the Company, who initially shall be Sandeep Mathrani; and

(g) Jeff Sine.

Section 2.2 SB Investor Director Designations. Until such time as the SB Investor Transfers (other than to a Permitted Transferee) a number of shares of Class A Common Stock representing at least 50% of the outstanding shares of Class A Common Stock held by the SB Investor as of the Closing, the SB Investor shall have the right to designate for nomination by the Board (or a nominating committee thereof) three candidates for election to the Board. After such time as the SB Investor has Transferred (other than to a Permitted Transferee) a number of shares of Class A Common Stock representing at least 50% of the outstanding shares of Class A Common Stock held by the SB Investor as of the Closing, for so long as the SB Investor and the Permitted Transferees of the SB Investor, in the aggregate, hold a number of shares representing at least the percentage of the combined outstanding shares of Class A Common Stock and Class C Common Stock shown below, the SB Investor shall have the right to designate for nomination by the Board (or a nominating committee thereof) a number of candidates for election to the Board that, if elected, would result in SB Investor having nominated the number of directors serving on the Board that is shown below (any person nominated by the SB Investor pursuant to this Section 2.2, an “SB Investor Nominee”).

Percentage of Outstanding Class A and Class C Common Stock	Number of SB Investor Directors
25% or greater	3
Less than 25% but greater than or equal to 15%	2
Less than 15% but greater than or equal to 1%	1
Less than 1%	0

Section 2.3 Other Investor Director Designations. Until such time as a Stockholder (other than the SB Investor) or the Insight Investor Transfers (other than to a Permitted Transferee) a number of shares of Class A Common Stock representing at least 50% of the outstanding shares of Class A Common Stock held, as applicable, by such Stockholder or the Insight Investor as of the Closing, such Stockholder or the Insight Investor, as applicable, shall have the right to designate for nomination by the Board (or a nominating committee thereof) one candidate for election to the Board (each, a “Stockholder Nominee”). Notwithstanding anything in the immediately preceding sentence to the contrary, if the VF Investor loses such designation right, effective immediately upon such loss, so long as the SB Investor and the Permitted Transferees of the SB Investor, in the aggregate, hold a number of shares representing at least 1% of the outstanding shares of Class A Common Stock and Class C Common Stock, the SB Investor shall have the right to designate for nomination by the Board (or a nominating committee thereof) an additional candidate in addition to the candidates set forth in Section 2.2.

Section 2.4 Company Actions.

(a) To the extent such action is consistent with the fiduciary duties of the Board (or a nominating committee thereof), the Company agrees to include in the slate of nominees recommended by the Board those SB Investor Nominees and Stockholder Nominees designated by the Stockholders in accordance with the terms hereof and to include such persons in the Company’s proxy materials and form of proxy disseminated to stockholders of the Company in connection with the election of directors (including at any special meeting of stockholders held for the election of directors). Each of the Stockholders shall include in its written communication of designation to the Board (or a nominating committee thereof), which shall be delivered no later than 15 days prior to the Board or nominating committee meeting to consider a slate of director nominees, (x) director biographies in customary form and (y) reasonably detailed information regarding the independence of each such nominee intended to qualify as independent. To the extent such action is consistent with the fiduciary duties of the Board (or a nominating committee thereof), the Company shall use its reasonable best efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors and by soliciting proxies in favor of the election of such persons.

(b) In the event that at any time the number of directors entitled to be designated by a Stockholder pursuant to Sections 2.2 or 2.3 decreases, such Stockholder and the Company shall take reasonable actions to cause a sufficient number of designated directors to resign from the Board at or prior to the end of such designated director’s term (as may be determined by the Company’s nominating and corporate governance committee) such that the number of directors designated by such Stockholder after such resignation(s) equals the number of directors such Stockholder is then-entitled to designate pursuant to Sections 2.2 and 2.3 (as applicable). Subject to Section 2.8(b), any vacancies created by such resignation may remain vacant until the next annual meeting of stockholders or may be filled by a majority vote of the Board or a committee thereof in accordance with Section 2.8(b). Notwithstanding the foregoing, such designated director(s) need not resign from the Board at or prior to the end of such director’s term if the Company’s nominating and corporate governance committee recommends the nomination of such director(s) for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and upon such election, such director shall no longer be considered a designee of the applicable Stockholder).

Section 2.5 Director Independence. During the term of this Agreement, the majority of the directors comprising the Board shall qualify as “independent” under all Applicable Regulations (collectively, “Independent”). If the Board (or a nominating committee thereof) in the exercise of its reasonable business judgment reasonably determines that any individual designated by a Stockholder as Independent is not Independent, the Board shall promptly notify such Stockholder of such determination and such Stockholder will be entitled to designate a replacement Independent individual for nomination. The Stockholders acknowledge and agree that the SB Investor shall never be required to designate for nomination more than one candidate for election to the Board that qualifies as Independent. Any director designated for nomination by the Insight Investor shall be required at all times to be Independent.

Section 2.6 Employee Directors. For so long as the Company has a duly appointed and acting Chief Executive Officer as a named executive officer, the Company shall take all Necessary Action to include such Chief Executive Officer in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected.

Section 2.7 Committee Representation. Subject to Applicable Regulations (including with respect to Independent director representation on Board committees), SB Investor shall have the right to have a pro rata number of SB Investor Nominees (rounded to the nearest whole number, but in any event not less than one (1)) appointed to serve on each committee of the Board for so long as SB Investor has the right to designate at least one (1) director for election to the Board. (For example, if SB Investor then has the right to nominate three (3) persons to a board of directors of nine (9) persons (i.e., 33%), and a committee of three (3) persons is established, one (1) committee member shall be a SB Investor Director). Notwithstanding the foregoing, if there shall ever be a committee of less than two (2) directors established, no SB Investor designated director shall serve on such committee.

Section 2.8 Vacancies and Removal.

(a) Except as provided for in Section 2.1 and Section 2.2, and to the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company’s Governing Documents: (a) each Stockholder shall have the exclusive right to instruct that its respective nominated director(s) be removed from the Board, and the Board and each Stockholder shall take all Necessary Action to cause the removal of any of the directors nominated by a Stockholder at the instruction of such Stockholder; and (b) each Stockholder shall have the exclusive right to nominate for appointment or nomination by the Board candidates to fill vacancies created by reason of death, removal or resignation of the applicable SB Investor Nominee or Stockholder Nominee, as applicable, and the Board and the Stockholders shall take all Necessary Action to cause any such vacancies to be filled by replacement candidates nominated by the applicable stockholder (consistent with the other provisions of this Agreement) as promptly as reasonably practicable.

(b) Notwithstanding Section 2.7, at any time that the voting restrictions set forth in Article V, Part A, Section 7 of the Charter remain in effect, if a vacancy on the Board arises by reason of the death, removal or resignation of a director (x) who was not nominated by any of the Stockholders pursuant to Section 2.2 or Section 2.3 or (y) pursuant to the first sentence of Section 2.4(b), then a committee of the Board shall be created consisting of all of the directors other than any directors designated by the SB Investor or the VF Investor, and any such vacancy shall be filled as promptly as practicable by a majority vote of such committee.

(c) To the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company’s Governing Documents, in the event the director initially identified in Section 2.1(g) is no longer then-serving as a director by reason of death, removal, resignation or otherwise, the Board and the Stockholders shall take all Necessary Action to cause any such vacancy to be filled by a replacement candidate approved and nominated by the Stockholders based on a majority vote of shares of Common Stock held by the Stockholders; provided, however, that if at such time the voting restrictions set forth in Article V, Part A, Section 7 of the Charter remain in effect, then the shares held by the SB Investor shall remain subject to such provision of the Charter (i.e., SB Investor and VF Investor, together, cannot exercise more than 49.9% voting power in such approval and nomination).

(d) If upon any event or for any reason, the directors designated by the SB Investor and the VF Investor would comprise more than half of the directors then in office, then, effective immediately prior to such event (a “Resignation Event”), a sufficient number of the SB Investor designated directors shall be deemed to have resigned from the Board so that the directors designated by the SB Investor and the VF Investor would not comprise more than half of the directors then in office. For the avoidance of doubt, this Section 2.8(d) shall not be interpreted as restricting any of the SB Investor’s or the VF Investor’s rights under this Agreement, including, without limitation, Section 2.2, Section 2.3 and Section 2.8(a).

Section 2.9 Board Observer Rights. Until such time as SOF-X WW Holdings, L.P. and SOF-XI WW Holdings, L.P. (together, “Starwood Investors”) Transfer (other than to a Permitted Transferee) a number of shares of Class A Common Stock representing at least 50% of the aggregate outstanding shares of Class A Common Stock held by Starwood Investors as of the Closing, the Company will permit an individual designated in writing by Starwood Investors from time to time (each, an “Observer”) to attend meetings of the Board and of any committee thereof as a non-voting observer, and will give such individual notice of such meetings at the same time and in the same manner as notice to the directors or advisory board members. Observer shall be entitled to concurrent receipt of any materials provided to the Board or any committee thereof, provided, however, that such Observer shall agree to hold in confidence and trust all information so provided; provided further, however, that the Company reserves the right to withhold any materials and to exclude such Observer from any meeting or portion thereof if access to such materials or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if Starwood Investors or their representative is a competitor of the Company.

Section 2.10 Board Meeting Expenses. The Company shall pay all reasonable and documented out-of-pocket costs and expenses (including, but not limited to, travel and lodging) incurred by each member of the Board, and by each Observer (if any), incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board, any board of directors or board of managers of each of the Company’s subsidiaries and/or any of their respective committees.

Section 2.11 Voting Agreement. Subject to Section 2.12, each Stockholder hereby agrees to vote, or cause to be voted, all shares of Common Stock owned beneficially or of record by such Stockholder, or over which such Stockholder maintains voting control, directly or indirectly, in such manner as may be necessary or advisable in support of, or to implement, maintain, or protect the various matters set forth in, and the intent of, this Article II (including without limitation the maintenance of a number of authorized directors and the election or removal of designated nominees), whether at an annual or special meeting of stockholders of the Company or pursuant to any written consent of the stockholders of the Company. Notwithstanding anything in this Agreement to the contrary, at any time the voting restrictions set forth in Article V, Part A, Section 7 of the Charter remain in effect, any shares of Common Stock subject to the Subject Shares Proxy shall be voted in accordance with the Charter.

Section 2.12 Proxy. Except as otherwise set forth in Section 2.8(c), solely with respect to the election of directors to the Board and as set forth in clause (y) below, each of the SB Investor and the VF Investor hereby irrevocably appoints the WW Executive (as defined in the Charter) as its attorney and proxy, to the full extent of its voting rights with respect to its shares (“Remaining Shares”) of Common Stock, other than Subject Shares (as defined in the Charter), (x) except as set forth in the following clause (y), to vote all Remaining Shares in accordance with Section 2.11 and (y) in connection with a stockholder vote to remove any director from the Board who has not been designated by a Stockholder pursuant to Section 2.2 or Section 2.3, to vote all Remaining Shares in proportion to the votes cast by the stockholders of the Company (other than the SB Investor and the VF Investor) in such stockholder vote. For the avoidance of doubt, the SB Investor and the VF Investor retain all economic and all other non-voting rights, powers and preferences in their respective Remaining Shares, including voting rights on matters unrelated to those described in the foregoing sentence. The proxy granted under this Section 2.12 shall automatically terminate when the voting restrictions set forth in Article V, Part A, Section 7 of the Charter are no longer in effect.

ARTICLE III

TERM AND TERMINATION

Section 3.1 Term. This Agreement shall terminate, and be of no further force and effect:

(a) upon the mutual consent of all parties hereto; or

(b) with respect to any Stockholder, upon the time that such Stockholder is no longer entitled to nominate at least one (1) director (or in the case of Starwood Investors, an observer) pursuant to Article II hereof.

Section 3.2 Effect of Termination. If this Agreement is terminated pursuant to Section 3.1(a) hereof, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in this Section 3.2 and in Article V; and (ii) the rights with respect to the breach of any provision hereof by the Company.

ARTICLE IV

DEFINITIONS

“Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Applicable Regulations” means applicable laws and national securities exchange regulations that apply to the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

“Governing Documents” with respect to the Company and any of its subsidiaries, means, collectively, certificate of incorporation, certificate of formation, bylaws, operating agreement or similar governing documents.

“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties of the Board, necessary to cause such result, including, without limitation: (a) voting or providing a written consent or proxy with respect to the Common Stock; (b) causing the adoption of amendments to the Governing Documents; (c) executing agreements and instruments; and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.

“Charter” means the Company’s Second Amended and Restated Certificate of Incorporation, as amended.

“Transfer” means, with respect to any securities, to sell, assign, transfer or otherwise dispose of such securities.

ARTICLE V

MISCELLANEOUS

Section 5.1 Amendment and Waiver. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed by the Company and the Stockholders holding at least two-thirds (2/3) of the shares of Common Stock subject to this Agreement; provided, however, that (x) no amendment shall adversely affect the rights of a Stockholder in a manner disproportionate to any other Stockholder (unless consented to by such Stockholder), and (y) if at such time the voting restrictions set forth in Article V, Part A, Section 7 of the Charter remain in effect, then the shares held by the SB Investor shall remain subject to such provision of the Charter (i.e., SB Investor and VF Investor, together, cannot exercise more than 49.9% voting power in connection with any proposed amendment). Notwithstanding the foregoing, Section 2.1 and Section 2.9 may only be amended as follows: (i) Section 2.1(a) may only be amended with the express written consent of SB Investor, (ii) Section 2.1(b) may only be amended with the express written consent of VF Investor, (iii) Section 2.1(c) may only be amended with the express written consent of Benchmark Investor, and (iv) Section 2.1(e) may only be amended with the express written consent of BowX Investor; provided that a provision for which a specific Stockholder is no longer entitled to rights thereunder shall not require any consent of such Stockholder with respect to amending or modifying such provision. In the event any Applicable Regulations come into force or effect (including by amendment), including any applicable rules of a national securities exchange upon which the Class A Common Stock is registered, or of the Securities and Exchange Commission, which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein.

Section 5.2 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future applicable law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 5.3 Entire Agreement. Except as otherwise expressly set forth herein, this document and the documents referenced herein and therein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way. The parties hereto acknowledge and agree that: (i) the Insight Investor shall be a third-party beneficiary of Section 2.3; (ii) the Starwood Investors shall be a third-party beneficiary of Section 2.3; (iii) Section 2.1(d) may only be amended with the express written consent of the Insight Investor; and (iv) Section 2.9 may only be amended with the express written consent of the Starwood Investors; provided that the third-party beneficiary and consent rights granted under this Section 5.3 shall terminate (x) in respect of the Insight Investor, when it no longer has the right to designate a member of the Board pursuant to Section 2.1(d), and (y) in respect of the Starwood Investors, when they no longer have the right to designate an Observer pursuant to Section 2.9.

Section 5.4 Transfers; Successors and Assigns.

(a) If a Stockholder effects any Transfer of shares of Common Stock to any Affiliate of such Stockholder (or to any executive officer or director of such Stockholder or of such Stockholder’s Affiliates) (each, a “Permitted Transferee”) or any other Person approved by the Company in its sole and absolute discretion, such Permitted Transferee shall, if not a Stockholder, within five (5) days of such Transfer execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Agreement and that such Permitted Transferee agrees to be a “Stockholder” for all purposes of this Agreement, and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement. If a Stockholder effects any Transfer of shares of Common Stock to any Person that is not a Permitted Transferee, such Person shall not become a “Stockholder” hereunder, and shall have no rights or obligations hereunder.

(b) Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, and each Stockholder and its respective successors and assigns, so long as such Persons hold Common Stock. No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until if required under Section 5.4(a), the Company shall have received written notice of such transfer and the written agreement of the transferee provided for in Section 5.4(a). Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 5.5 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 5.6 Remedies. The parties hereto agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise. Each of the parties hereto shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement; provided, that a Stockholder that incurs fees and expenses in successfully enforcing its rights under this Agreement against the Company shall be entitled to award or reimbursement of such fees and expenses to the extent documented and reasonably incurred.

Section 5.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Company:

WeWork Inc.

575 Lexington Avenue

New York, NY 10022

Attention: Chief Legal Officer

Email: legal@wework.com

If to a Stockholder:

To such Stockholder as set forth on Schedule I.

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 5.8 Governing Law. This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement or the validity, interpretation, breach or termination of this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 5.9 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE (AND ANY APPROPRIATE APPELLATE COURT THEREFROM) (THE “DELAWARE COURTS”) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION

MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE APPLICABLE DELAWARE COURT OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THE APPLICABLE DELAWARE COURT OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 5.7.

Section 5.10 WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

Section 5.11 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

THE COMPANY:

WeWork Inc.

By:	/s/ Jared Dematteis
Name:	Jared Dematteis
Title:	Chief Legal Officer and Secretary

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

BOWX INVESTOR:

BowX Sponsor, LLC.

By:	/s/ Vivek Ranadive
Name:	Vivek Ranadive
Title:	Managing Member

[Signature Page to Stockholders Agreement]

SB INVESTOR

SB WW HOLDINGS (CAYMAN) LIMITED

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

[Signature Page to Stockholders Agreement]

VISION FUND INVESTOR

SVF ENDURANCE (CAYMAN) LIMITED

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

[Signature Page to Stockholders Agreement]

BENCHMARK INVESTOR

BENCHMARK CAPITAL PARTNERS VII (AIV), L.P.
as nominee for
Benchmark Capital Partners VII (AIV), L.P.,
Benchmark Founders’ Fund VII, L.P. and
Benchmark Founders’ Fund VII-B, L.P.

By:	Benchmark Capital Management Co. VII, L.L.C.,
its general partner

By:	/s/ An-Yen Hu
An-Yen Hu, Officer

Address:	2965 Woodside Road
Woodside, CA 94062

[Signature Page to Stockholders Agreement]

Schedule I

BowX Investor

BowX Sponsor LLC

c/o BowX Acquisition Corp.

2400 Sand Hill Road Suite 200

Menlo Park, CA 94025

SB Investor

SB WW Holdings (Cayman) Limited

Walkers Corporate Limited

190 Elgin Avenue, George Town, Grand Cayman

KY1-9008 Cayman Islands

Attention: SoftBank Legal

Email: Legal@softbank.com

VF Investor

SVF Endurance (Cayman) Limited

Walkers Corporate Limited

190 Elgin Avenue, George Town, Grand Cayman

KY1-9008 Cayman Islands

Attention: SoftBank Legal

Email: Legal@softbank.com

Benchmark Investor

Benchmark Capital Partners VII (AIV), L.P.

2965 Woodside Road

Woodside, CA 94062

Attention: An-Yen Hu

[Signature Page to Stockholders Agreement]